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                                    Exhibit 4

                           Specimen Stock Certificate

Waccamaw Bankshares, Inc.
Whiteville, North Carolina

Incorporated under the laws of the state of North Carolina.

This Certifies that ____________ is the owner of ____________ shares of the common stock without par value of Waccamaw Bankshares, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


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Secretary                                       Chairman of the Board

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Waccamaw Bankshares, Inc.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants in the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UGMA/UTMA -- ________ Custodian _________
              (Cust)             (Minor)
under the Uniform Gifts/Transfers to Minors Act ____________
                                                   (State)

For Value Received, _______ hereby sell, assign and transfer unto ___________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________

Signature(s) Guaranteed: _________________